Exhibit 99.1

ITC Holdings Reports Increased First Quarter 2013 Results

Highlights

•             Operating earnings for the first quarter of $1.12 per diluted common share; reported earnings for the first quarter of $0.95 per diluted common share

•             Capital investments of $212.0 million for the three months ended March 31, 2013

•             Reaffirmed operating earnings per share guidance of $4.80 to $5.00 per diluted share and capital investment guidance of $760 to $860 million

	Three months ended March 31,
(in thousands, except per share data)	2013	2012
OPERATING REVENUES	$217,304	$196,713

REPORTED NET INCOME	$50,190	$46,051

OPERATING EARNINGS	$58,798	$48,614

REPORTED DILUTED EPS	$0.95	$0.88

OPERATING DILUTED EPS	$1.12	$0.93

NOVI, Mich., April 23, 2013 — ITC Holdings Corp. (NYSE: ITC) announced today its first quarter results for the period ended March 31, 2013.  Reported net income for the quarter, measured in accordance with Generally Accepted Accounting Principles (GAAP), was $50.2 million, or $0.95 per diluted common share, compared to $46.1 million or $0.88 per diluted common share for the first quarter of 2012.

Operating earnings for the quarter were $58.8 million, or $1.12 per diluted common share, compared to operating earnings of $48.6 million, or $0.93 per diluted common share for the first quarter of 2012. Operating earnings are a non-GAAP measure that excludes the impact of after-tax expenses associated with the Entergy transaction of approximately $8.5 million, or $0.17 per diluted common share, and $2.6 million, or $0.05 per diluted common share, for the first quarter of 2013 and 2012, respectively.  In addition, operating earnings for the first quarter of 2013 also exclude approximately $0.1 million of interest expense associated with the estimated refund liability recorded for certain acquisition accounting adjustments for ITC Midwest, ITCTransmission and METC resulting from the FERC audit order on ITC Midwest issued in May 2012.

Operating earnings increased by $10.2 million, or $0.19 per diluted common share, for the first quarter compared to the same period in 2012. The increase was largely attributable to higher income associated with increased rate base and AFUDC at our operating companies.

ITC invested $212.0 million in capital projects at its operating companies during the first three months of 2013, including $53.4 million at ITCTransmission, $32.3 million at METC, $92.2 million at ITC Midwest and $34.1 million at ITC Great Plains.

“Overall, we are pleased with our solid start for 2013,” said Joseph L. Welch, chairman, president and CEO of ITC.  “Despite the impacts of inclement winter weather, we were able to make good progress in the quarter against our annual capital investment plans, which positions us well to meet our overall operational and financial objectives for the year.  In addition, we continued to advance our Entergy transaction towards an expected successful close in 2013.”

EPS and Capital Expenditure Guidance

For 2013, ITC is reaffirming its full year operating earnings per share guidance of $4.80 to $5.00, which excludes any impact of the Entergy transaction. Capital investment guidance for 2013 is also being maintained in a range of $760 to $860 million, which includes $200 to $230 million for ITCTransmission, $160 to $180 million for METC, $270 to $300 million for ITC Midwest and $130 to $150 million for ITC Great Plains.

First Quarter 2013 Operating Earnings Financial Results Detail

ITC’s operating revenues for the first quarter increased to $217.3 million from $196.7 million for the first quarter of 2012. This increase was primarily due to higher revenue requirements attributable to a higher rate base at our regulated operating subsidiaries and higher recoverable operating expenses. In addition, regional cost sharing revenues increased due to additional capital projects being placed in-service that have been identified by the Midwest ISO as eligible for regional cost sharing.

Operation and maintenance (O&M) expenses of $24.5 million decreased by $4.2 million compared to the same period in 2012. This decrease was primarily due to realized cost efficiencies associated with substation and transmission line maintenance activities and lower vegetation management expenses.

General and administrative (G&A) expenses of $23.9 million were $4.7 million higher compared to the first quarter of 2012.   Amounts reported in the first quarter of 2013 and 2012 exclude approximately $11.0 million and $3.8 million, respectively, of expenses associated with the Entergy transaction.  This increase in G&A expenses was due primarily to higher compensation-related expenses associated with personnel additions and project bonuses, higher professional services expenses and increased general business expenses.

Depreciation and amortization expenses of $28.5 million increased by $3.5 million compared to the same period in 2012 due to a higher depreciable base resulting from property, plant and equipment additions.

Taxes other than income taxes of $16.7 million were $2.4 million higher than the same period in 2012. This increase was due to 2012 capital additions at our regulated operating subsidiaries, which are included in the tax base for 2013 personal property tax calculations.

Interest expense of $38.8 million, which excludes approximately $0.3 million of interest expense associated with adjustments to operating earnings, increased by $0.9 million compared to the same period in 2012 due primarily to higher borrowing levels to finance capital investments.

The effective income tax rate for the first quarter of 2013 was 36.8 percent compared to 36.9 percent for first quarter of 2012. Amounts reported in the first quarter of 2013 and 2012 exclude approximately $2.7 million and $1.4 million, respectively, of tax effects associated with Entergy transaction expenses.

First Quarter Conference Call

ITC will conduct a webcast and conference call at 11 a.m. Eastern on Wednesday, April 24, 2013.  Joseph L. Welch, chairman, president and CEO, will provide a business overview, and Cameron M. Bready, executive vice president and CFO, will discuss the financial results.

Individuals wishing to participate in the conference call may dial toll-free 877-644-1296 (domestic) or 914-495-8555 (international); there is no passcode.   A listen-only live webcast of the conference call, including accompanying slides and the earnings release, will be available on the company’s investor information page.  The conference call replay, available through Monday, April 29, 2013, can be accessed by dialing 855-859-2056 (toll free) or 404-537-3406, passcode 31787042. The webcast will also be archived on the ITC website.

Other Available Information

More detail about the first quarter results may be found in ITC’s Form 10-Q filing. Once filed with the Securities and Exchange Commission, an electronic copy of our 10-Q can be found at our website, http://investor.itc-holdings.com. Written copies can also be made available by contacting us through our website.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. Through these subsidiaries, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along 15,000 circuit miles of transmission line. Through ITC Grid Development and its subsidiaries, the company also focuses on expansion in areas where significant transmission system improvements are needed. For more information, please visit ITC’s website at www.itc-holdings.com. (itc-ITC)

GAAP v. Non-GAAP Measures

ITC’s reported earnings are prepared in accordance with GAAP and represent earnings as reported to the Securities and Exchange Commission.  ITC’s management believes the company’s operating earnings, or GAAP earnings adjusted for specific items as described in the release, provide a more meaningful representation of the company’s fundamental earnings power.  However, such measures should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable.  Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our Form 10-Q filed with the Securities and Exchange Commission.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong.  Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Investor/Analyst contact: Gretchen Holloway, 248-946-3595; gholloway@itctransco.com

Media contact: Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31,
(in thousands, except per share data)	2013	2012
OPERATING REVENUES	$217,304	$196,713
OPERATING EXPENSES
Operation and maintenance	24,513	28,712
General and administrative	34,926	23,009
Depreciation and amortization	28,486	25,011
Taxes other than income taxes	16,670	14,280
Other operating (income) and expense — net	(172)	(193)
Total operating expenses	104,423	90,819
OPERATING INCOME	112,881	105,894
OTHER EXPENSES (INCOME)
Interest expense	39,063	37,910
Allowance for equity funds used during construction	(8,733)	(5,624)
Other income	(236)	(306)
Other expense	1,037	831
Total other expenses (income)	31,131	32,811
INCOME BEFORE INCOME TAXES	81,750	73,083
INCOME TAX PROVISION	31,560	27,032
NET INCOME	$50,190	$46,051
Basic earnings per common share	$0.96	$0.90
Reported diluted earnings per common share	$0.95	$0.88
Operating diluted earnings per common share	$1.12	$0.93
Dividends declared per common share	$0.378	$0.353

RECONCILIATION OF REPORTED NET INCOME (GAAP) TO OPERATING EARNINGS (NON-GAAP MEASURE)

	Three months ended
	March 31,
	2013	2012
Reported net income	$50,190	$46,051
Pre-tax Entergy transaction related expenses	11,230	3,916
Pre-tax interest expense on FERC audit related refunds	103	—
Income taxes on adjustments	(2,725)	(1,353)
Operating earnings	$58,798	$48,614

RECONCILIATION OF REPORTED DILUTED EPS (GAAP) TO OPERATING DILUTED EPS (NON-GAAP MEASURE)

	Three months ended
	March 31,
	2013	2012
Reported diluted EPS	$0.95	$0.88
Pre-tax Entergy transaction related expenses	0.22	0.08
Pre-tax interest expense on FERC audit related refunds	0.00	—
Income taxes on adjustments	(0.05)	(0.03)
Operating diluted EPS	$1.12	$0.93

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,	December 31,
(in thousands, except share data)	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$67,582	$26,187
Accounts receivable	78,412	72,192
Inventory	37,092	37,357
Deferred income taxes	21,094	23,014
Regulatory assets — revenue accruals, including accrued interest	6,310	7,489
Prepaid assets	18,367	29,235
Other	5,179	2,752
Total current assets	234,036	198,226
Property, plant and equipment (net of accumulated depreciation and amortization of $1,289,769 and $1,269,810, respectively)	4,317,746	4,134,579
Other assets
Goodwill	950,163	950,163
Intangible assets (net of accumulated amortization of $19,188 and $18,397, respectively)	47,701	48,492
Regulatory assets — revenue accruals, including accrued interest	14,594	2,719
Other regulatory assets	181,797	180,378
Deferred financing fees (net of accumulated amortization of $18,742 and $17,838, respectively)	18,721	19,293
Other	30,729	30,959
Total other assets	1,243,705	1,232,004
TOTAL ASSETS	$5,795,487	$5,564,809
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$109,646	$123,022
Accrued payroll	10,174	20,740
Accrued interest	44,722	44,708
Accrued taxes	23,221	28,117
Regulatory liabilities — revenue deferrals, including accrued interest	47,736	53,763
Refundable deposits from generators for transmission network upgrades	30,083	40,745
Debt maturing within one year	901,962	651,929
Other	38,408	40,287
Total current liabilities	1,205,952	1,003,311
Accrued pension and postretirement liabilities	55,349	53,243
Deferred income taxes	484,577	460,072
Regulatory liabilities — revenue deferrals, including accrued interest	33,479	28,613
Regulatory liabilities — accrued asset removal costs	74,549	75,477
Refundable deposits from generators for transmission network upgrades	6,019	7,623
Other	23,088	26,317
Long-term debt	2,458,881	2,495,298
STOCKHOLDERS’ EQUITY
Common stock, without par value, 100,000,000 shares authorized, 52,317,093 and 52,248,514 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	995,509	989,334
Retained earnings	474,026	443,569
Accumulated other comprehensive loss	(15,942)	(18,048)
Total stockholders’ equity	1,453,593	1,414,855
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,795,487	$5,564,809

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended
	March 31,
(in thousands)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$50,190	$46,051
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	28,486	25,011
Recognition, refund and collection of revenue accruals and deferrals — including accrued interest	(11,857)	(16,779)
Deferred income tax expense	21,329	16,191
Allowance for equity funds used during construction	(8,733)	(5,624)
Other	3,992	2,974
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable	(4,341)	1,232
Inventory	265	1,771
Prepaid and other current assets	10,857	(4,421)
Accounts payable	(5,193)	(4,840)
Accrued payroll	(7,040)	(6,726)
Accrued interest	14	(19,448)
Accrued taxes	(4,896)	(6,505)
Other current liabilities	(839)	(3,641)
Other non-current assets and liabilities, net	(266)	4,429
Net cash provided by operating activities	71,968	29,675
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(214,111)	(224,079)
Other	(103)	(50)
Net cash used in investing activities	(214,214)	(224,129)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt	—	100,000
Borrowings under revolving credit agreements	369,500	342,250
Borrowings under term loan credit agreement	250,000	—
Repayments of revolving credit agreements	(406,000)	(268,500)
Issuance of common stock	2,632	1,050
Dividends on common stock	(19,733)	(18,101)
Refundable deposits from generators for transmission network upgrades	8,058	9,636
Repayment of refundable deposits from generators for transmission network upgrades	(20,325)	(5,661)
Other	(491)	(1,512)
Net cash provided by financing activities	183,641	159,162
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	41,395	(35,292)
CASH AND CASH EQUIVALENTS — Beginning of period	26,187	58,344
CASH AND CASH EQUIVALENTS — End of period	$67,582	$23,052